Exhibit 5.4

[Stoel Rives LLP Letterhead]

November 7, 2011

USF Reddaway Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re: Registration Statement on Form S-1 (File No. 333-176971)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to USF Reddaway Inc., an Oregon corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-176971) (as amended or supplemented, the “Registration Statement”).

You have advised us as follows:

(a) That the Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), the Guarantor and certain other guarantors named therein (collectively, the “Guarantors”).

(b) The Registration Statement relates to the registration of $14,993,612 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and $6,502,414 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $13,401,338 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”) and $5,811,879 in aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes”, the Additional Notes together with the Initial Notes, the “Notes”), 161,339,531 shares of the Company’s common stock, par value $0.01 per share (the “Issued Common Shares”), 500,642,286 shares of the Company’s common stock, par value $0.01 per share (the “Issuable Common Shares”) issuable in respect of the Notes and the guarantees of the Guarantors with respect to the Notes (collectively, the “Guarantees” and together with the Notes, the Issued Common Shares, and the Issuable Common Shares, the “Securities”), as described in the Registration Statement.

USF Reddaway Inc.

c/o YRC Worldwide Inc.

November 7, 2011

(c) The Series A Notes and the Guarantees in respect of the Series A Notes were issued pursuant to an indenture (the “Series A Indenture”) dated as of July 22, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), the Series B Notes and the Guarantees in respect of the Series B Notes were issued pursuant to an indenture dated as of July 22, 2011, by and among the Company, the Guarantors and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”), and the Issued Common Shares were issued upon the automatic conversion of the Company’s Series B Convertible Preferred Stock on September 16, 2011, pursuant to a certificate of designations for such Series B Convertible Preferred Stock filed with the Secretary of State of Delaware on July 22, 2011.

In connection with the registration of the Guarantees, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (a) a Certificate dated October 21, 2011, from the Corporation Division of the Office of the Secretary of State of the State of Oregon as to the active status of the Guarantor, (b) the organizational documents of the Guarantor, (c) minutes and records of the corporate proceedings of the Guarantor, (d) the executed Indentures, which constitute the Guarantees, and (e) the executed Global Securities (as defined in the Indentures) representing the Notes.

For purposes of this opinion, in addition to the foregoing, which we have assumed is correct, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Guarantor) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Guarantor). We have not independently investigated, established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantor.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

USF Reddaway Inc.

c/o YRC Worldwide Inc.

November 7, 2011

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement and in compliance with applicable federal and state securities laws;

(iv) the Notes and the Guarantees were issued and sold in accordance with, and in the form and containing the terms as set forth in, the Indentures, and in compliance with applicable federal and state securities laws; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

We do not represent the Guarantor on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, except as otherwise expressly provided herein, nothing contained herein should be construed as an opinion regarding the Guarantor or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Guarantor.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

2.	The Guarantor (a) has duly authorized the Indentures and the Guarantees issued by it, (b) has duly authorized the Guarantor’s performance of its obligations under the Indenture and such Guarantees by all requisite corporate action, and (c) has the corporate power and authority to enter into and perform its obligations under the Indenture and such Guarantees.

3.	The execution and delivery of the Indentures and the Guarantees issued by the Guarantor by the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Secretary, or any Assistant Secretary of the Guarantor have been duly authorized by all requisite corporate action.

4.

The execution and delivery by the Guarantor of the Indentures and the Guarantees issued by it and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee issued by the Guarantor) will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time

USF Reddaway Inc.

c/o YRC Worldwide Inc.

November 7, 2011

or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of the Guarantor or (ii) any law, rule or regulation of the State of Oregon applicable to Guarantor and the transactions contemplated by the Indenture (such laws, rule and regulations are referred to in this opinion as “Applicable Laws”).

5.	No consent, waiver, approval, authorization or order of any State of Oregon court or governmental authority of the State of Oregon is required under Applicable Law in connection with the execution and delivery of the Guarantee issued by the Guarantor.

We express no opinion with respect to the Issued Common Shares or the Issuable Common Shares. Furthermore, our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the State of Oregon and the Oregon case law decided thereunder; and (v) the “Blue Sky” laws and regulations of State of Oregon.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of Oregon be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and will be incorporated by reference in the Registration Statement. This opinion may not be used, circulated, quoted or otherwise relied upon for any other purpose, except that (a) Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement and (b) a Purchaser of any Note may rely on this opinion, in each case as if it were addressed and had been delivered to them on the date of this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the

USF Reddaway Inc.

c/o YRC Worldwide Inc.

November 7, 2011

category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Stoel Rives LLP